UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 26, 2012 (January 5, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2012, Q Lotus Holdings, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Convertible Promissory Note (the “Note”) with Asher Enterprises, Inc., a Delaware corporation, (“Asher”). The Purchase Agreement provided for Asher’s purchase of the Note for a purchase price of $37,500. The Note matures on October 9, 2012 and pays an annual interest rate of eight percent (8%). The Note also provides Asher the right to convert the outstanding principal of the Note, under certain terms and conditions, into Common Stock or other equity in the Registrant.

The description of the Note and of the Purchase Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the Note and of the Purchase Agreement that are attached hereto as exhibits, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(c)           Exhibits.

10.23 Securities Purchase Agreement dated January 5, 2012 between the Registrant and Asher Enterprises, Inc.

10.24 Convertible Promissory Note dated January 5, 2012 between the Registrant and Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: January 26, 2011	By:	/S/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer